                                                                   Exhibit 23(e)

                            DIRECTOR DESIGNEE CONSENT

     The undersigned hereby consents to being named in this Registration Statement on Form S-4 of Merchants and Manufacturers Bancorporation, Inc. (the "Registrant") as a designee to serve as a director of the Registrant contingent upon the acquisition by the Registrant of Random Lake Bancorp Limited ("Random Lake") pursuant to the terms of the Agreement and Plan of Merger, dated as of April 24, 2003, among the Registrant, Merchants Merger Corp. and Random Lake.

     IN WITNESS WHEREOF, the undersigned has executed this consent in his own hand on this 15th day of July, 2003.

                                                     /s/ Harold Mueller
                                                     ---------------------------
                                                     Harold Mueller

                                                                   Exhibit 23(e)

                            DIRECTOR DESIGNEE CONSENT

     The undersigned hereby consents to being named in this Registration Statement on Form S-4 of Merchants and Manufacturers Bancorporation, Inc. (the "Registrant") as a designee to serve as a director of the Registrant contingent upon the acquisition by the Registrant of Random Lake Bancorp Limited ("Random Lake") pursuant to the terms of the Agreement and Plan of Merger, dated as of April 24, 2003, among the Registrant, Merchants Merger Corp. and Random Lake.

     IN WITNESS WHEREOF, the undersigned has executed this consent in his own hand on this 15th day of July, 2003.

                                             /s/ Jeffrey A. Mueller
                                             -----------------------------------
                                             Jeffrey A. Mueller